Exhibit 99.2

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Zix to Acquire AppRiver, Leading Cloud-based Cybersecurity Solutions Provider

•	Combination Creates Leading Cloud-based Email Security Provider to Small and Midsize Business (SMB) Market with over $180 Million of Annual Recurring Revenue (ARR)

•	Company Also Secures $100 Million Convertible Preferred Equity Commitment from True Wind Capital and $200 Million Debt Commitment from SunTrust Bank and KeyBanc Capital Markets

•	Conference Call Scheduled for Today, January 15 at 8:30 AM ET

DALLAS — January 15, 2019 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, has entered into a definitive agreement to acquire AppRiver, a leading provider of cloud-based cybersecurity solutions for $275 million in cash.

AppRiver is a channel-first provider of cloud-based cybersecurity and productivity services, serving more than 60,000 companies worldwide and supported by a 4,500-strong Managed Service Provider (MSP) reseller community. AppRiver launched its flagship spam and virus service in 2002, and has since bolstered its suite of cloud-based security offerings with web protection, email encryption, secure archiving, and email continuity solutions. AppRiver also provides Microsoft Office 365 and Secure Hosted Exchange services, which serve as an effective lead generation tool for the company’s security solutions. For more than 15 years, AppRiver has helped drive industry-leading customer value through its award-winning 24/7 customer service and a single centralized platform to manage all cloud-based security solutions.

“Over the past two years, Zix has been successfully executing on its strategy of becoming a leading provider of email security for compliance. We have demonstrated strong and increasing attach rates in our solutions, have driven higher New First Year Orders growth, and have consistently been delivering industry-leading customer support by helping our customers more holistically with the security challenges they are facing, especially as it relates to migrating to the cloud,” said David Wagner, Zix’s Chief Executive Officer. “This acquisition builds on those efforts in a monumental way: we’re combining two email security companies that can drive great synergies and higher growth together by leveraging Zix’s superior product delivery and AppRiver’s exceptional customer service and support. More specifically, the acquisition helps us expand our customer base, enhance our advanced threat protection position, and

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accelerate our high-velocity go-to-market strategy through AppRiver’s numerous and longstanding channel partnerships. Most importantly it further accelerates our offerings into the cloud at the point of initial cloud application purchase. Email is typically the first application that gets moved to the cloud, and this acquisition puts us squarely at the beginning of our customers’ cloud migration. We look forward to capturing more mailboxes and additional services for years to come.

“From a cross-selling standpoint, the acquisition provides attractive and abundant synergies at the onset, including the opportunity to drive stronger attach rates by attaching Zix’s solutions to AppRiver’s customer base, while also leveraging the lead generation potential of AppRiver’s Microsoft Office 365 suite to attach additional products to Zix’s installed base of customers. Financially, we expect to be able to realize approximately $8 million of cost savings from the combined business within approximately the first 12 to 18 months after closing, while also achieving significant scale and a larger footprint. In fact, the acquisition of AppRiver should more than double our revenue and adjusted EBITDA and scale our annual recurring revenue to more than $180 million, enabling us to maintain our ongoing commitment to profitable growth and prudent capital allocation objectives. Overall, this acquisition provides Zix with a more robust platform to further expand our growth and profitability, drive higher attach rates, scale our customer retention, and capture greater share of the multi-billion-dollar business communications market.”

Financial Outlook

The Annual Recurring Revenue (ARR) of the combined company (representing the projected future revenue to be generated over the ensuing 12-month period) is expected to be approximately $180 million at closing. Zix is targeting ARR of approximately $200 million to $207 million at fiscal 2019 year end, representing a growth rate of approximately 11% to 15% year-over-year. Zix management is also expecting revenue of approximately $47 million to $50 million with a 24% adjusted EBITDA margin in the fourth quarter of 2019. The company will provide more complete guidance on its fourth quarter and fiscal 2018 earnings call, scheduled for February 28, 2019.

Acquisition Summary and Key Developments

•	Total acquisition consideration at close is expected to be $275 million in cash, subject to customary working capital adjustments and certain expense sharing arrangements

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AppRiver expected to more than double Zix’s revenue and adjusted EBITDA, while scaling ARR to more than $180 million, which for the combined business is expected to grow organically at 11% to 15% year-over-year in fiscal 2019

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•	Approximately $8 million of cost savings are expected to be realized within the first 12 to 18 months following the acquisition close

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True Wind Capital to invest $100 million in a convertible preferred equity investment that will be funded contemporaneously with closing of the AppRiver acquisition; James H. Greene, Jr. (Founding Partner) and Brandon Van Buren (Principal) will join Zix’s board of directors at the closing

•	Zix has received a commitment letter from SunTrust Bank and KeyBanc Capital Markets with regard to a new five-year $175 million term loan and a $25 million revolving credit facility

•	Zix management to hold a conference call today (January 15, 2019) at 8:30 a.m. ET

$175 Million Term Loan and $25 Million Revolving Credit Facility

Zix received a commitment letter from SunTrust Bank and KeyBanc Capital Markets with regard to a new five-year $175 million term loan and a $25 million revolving credit facility. The debt financing is expected to close simultaneously with the closing of the AppRiver acquisition. Key terms of the committed financing include the following:

•	Five-year $175 million secured term loan; proceeds to be used to partially fund the AppRiver acquisition

•	Five-year $25 million secured revolving credit facility; proceeds to be available for general corporate purposes

•	Interest rate expected to be LIBOR plus 3.50%, subject to potential flex options, with future step-downs as Zix’s leverage reduces

•	Term loan expected to require 0.25% per quarter amortization, with annual excess cash flow prepayments if Zix’s total leverage ratio exceeds certain thresholds

•	Debt financing expected to include a maximum total net leverage ratio covenant

•	Debt not expected to require a prepayment fee

$100 Million Convertible Preferred Equity Investment from True Wind Capital

Under the definitive agreement with True Wind Capital, Zix will issue an aggregate of $100 million of shares of its convertible preferred stock (the “Preferred Shares”) at a price of $1,000 per share. Approximately $65 million will be issued in the form of Series A Convertible Preferred Stock, which will have an initial stated value of $1,000 per share, which stated value will accrete at an annual rate of 8%, compounded quarterly, and will vote together with the common stock on an as-converted

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basis. Subject to certain limitations, the accreted value of each share of Series A Preferred Convertible Stock may be converted into common shares of Zix at a conversion rate of 166.11 shares of common stock per $1,000 of accreted value (equivalent to $6.02 per common share), subject to adjustment to take into account certain dilutive issuances, stock splits, stock dividends, or similar events. An additional approximately $35 million will be issued in the form of Series B Convertible Preferred Stock, which will have a stated value of $1,000 per share, will be entitled to receive dividends each quarter, which accrue daily at an initial annual rate of 10% (which rate will increase by an additional 1% for each six-month period that elapses before shareholder approval is obtained, up to a maximum of 12%), and will be non-voting. The Series B Convertible Preferred Stock will automatically convert into shares of Series A Convertible Preferred Stock upon receipt of the requisite shareholder approval, which Zix expects to seek at its 2019 annual meeting of shareholders. In connection with the convertible preferred equity investment, Zix has also agreed to grant customary registration and consent rights to True Wind Capital.

Board of Director Appointments

In connection with True Wind’s convertible preferred equity investment, Zix has agreed to appoint Founding Partner James H. Greene, Jr. and Principal Brandon Van Buren to the company’s board of directors, effective upon closing of the investment. Following Messrs. Greene’s and Van Buren’s appointments, Zix’s board of directors will expand to eight directors, including six independent directors and two directors (CEO David Wagner and former, now retired CEO Richard Spurr) who do not qualify as “independent” under applicable Nasdaq rules.

Mr. Greene commented: “We have been enthusiastically observing Zix’s evolution and progress over the last two years and are particularly impressed by what the leadership team has been able to accomplish with respect to improving the company’s attach rates. We believe the combined business presents a transformational opportunity to further extend Zix’s value proposition and go-to-market capabilities, and we look forward to working closely with the leadership team and the Board of Directors to scale the business to an even higher level of growth and profitability through both organic and inorganic means.”

Mr. Greene co-founded True Wind Capital in 2014. He currently serves on True Wind’s investment committee and is responsible for managing the firm’s day-to-day operations. Prior to True Wind, Greene was a Partner with Kohlberg Kravis Roberts & Co. (KKR), which he joined in 1986. Greene founded KKR’s Global Technology Group in 2004. Prior to joining KKR, Greene had 14 years of banking experience as a Vice President at Bankers Trust Company. Greene currently serves as Chairman of the

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Board of Transflo and is a Director and Co-Chief Executive Officer of Nebula Acquisition Corporation. He is also a Trustee and a Member of the Executive Committee of the University of Pennsylvania, and a member of the Executive Committee and Board of Penn Medicine, which includes the Perelman School of Medicine and the University of Pennsylvania Health System. He received a B.S. in Economics from the University of Pennsylvania.

Mr. Van Buren joined True Wind in 2017. Previously, he was a Principal at Google Capital, Alphabet’s private investment arm, where he led growth equity investments within the technology, media, and telecommunications sectors. Prior to joining Google, Van Buren was with Kohlberg Kravis Roberts & Co. where he executed leveraged buyout transactions within the technology space. Van Buren holds a B.S. in Business Administration with concentrations in Finance and Accounting from California Polytechnic State University, San Luis Obispo and a MBA from Harvard Business School where he was a Baker Scholar.

Transaction Advisors

RBC Capital Markets, LLC acted as lead financial advisor to Zix, additional financial advisory services were provided by Cowen and Baker Botts LLP is acting as legal advisor to Zix. Evercore is acting as lead financial advisor and DCS Advisory is acting as co-financial advisor to AppRiver and Kirkland & Ellis LLP is acting as legal advisor to AppRiver. PJT Partners is acting as financial advisor to True Wind Capital, while Simpson Thacher & Bartlett LLP is acting as True Wind Capital’s legal advisor.

Acquisition Conference Call Information

Management will discuss the acquisition on a conference call today (January 15, 2019) at 8:30 a.m. ET (5:30 a.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 2098738. If you have any difficulty connecting with the conference call, please contact Zix’s IR team at 1-949-574-3860.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 2098738. An archive of the webcast will also be available on the Zix investor relations website.

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About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

About True Wind Capital

True Wind Capital is a San Francisco-based private equity firm that is focused on investing in leading technology companies in the lower middle-market and middle-market with a broad mandate including software, IT services, internet, semiconductors, industrial technology, and hardware. True Wind Capital is a value-added partner, providing support and expertise that is rooted in its teams’ 75+ years of collective investing experience.

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Zix Company Contact Geoff Bibby (214) 370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about future business combination and/or related financing transactions, forecasts of sales, revenue, EBITDA, earnings, earnings per share or similar financial measures, potential benefits of future business combination transactions or strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any

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forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to the acquisition and integration of newly acquired companies and businesses, the company’s taking on significant new indebtedness and/or issuance of significant new equity to finance its acquisitions, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change and innovation as well as ongoing customer migration of IT solutions to the “cloud”, and how privacy and data security laws may affect demand for Zix data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent quarterly reports on Form 10-Q.

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